UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 28, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, Gleacher & Company, Inc. (the “Company”) announced that, effective January 28, 2013,  Eric J. Gleacher, the Chairman of the Board of Directors of the Company (the “Board”),  resigned as a director and executive officer of the Company.  Mr. Gleacher has agreed to continue to provide services to the Company and certain of its affiliates in connection with a pending investment banking transaction.  In return for these continued services, Mr. Gleacher will receive a contingent payment and be reimbursed for a portion of the cost of healthcare benefits for himself and his dependents through December 31, 2013.  The contingent payment will be subject to and conditional upon, among other things, the consummation of the investment banking transaction and the Company’s receipt of its financial advisory fee.  The amount of this contingent payment, which the Company estimates will range between approximately $2.5 million and $3.5 million, will be determined in accordance with an existing formula for payments to employees relating to advisory fees that may be received by the Company in respect of the client transaction, as well as related costs and expenses.

Mr. Gleacher has also agreed that, for one year following the effective date of the agreement, he will not solicit any clients that were investment banking clients of the Company on the effective date and further that he would not solicit or hire anyone who was an employee of the Company within 180 days of the hire or solicitation. Mr. Gleacher’s transition described above will not affect the Company’s ability to continue to use the Gleacher name in accordance with the trademark agreement entered into by the Company and Mr. Gleacher in 2009.

The Company and Mr. Gleacher have documented these transitional matters with an agreement dated January 28, 2013, which supersedes Mr. Gleacher’s current employment agreement with the Company. The foregoing description of the agreement between the Company and Mr. Gleacher is qualified in its entirety by reference to the actual agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 7.01.                                        Regulation FD Disclosure.

The Company announced the matters described above in a press release issued on January 29, 2013. That press release is filed herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

99.1 - Press Release of Gleacher & Company, Inc. dated January 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: January 29, 2013

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